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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY (JURISDICTION)                                OWNERSHIP
---------------------------------                             ---------------
IVANHOE ENERGY (USA) INC. (Nevada)..........................  100%
  Digital Petrophysics Resources, Inc. (Nevada).............  100% (indirect)
  Consultants Royalty Management, Inc. (California).........  100% (indirect)

IVANHOE ENERGY HOLDINGS INC. (Nevada).......................  100%
  Ivanhoe Energy Royalty Inc. (Nevada)......................  100% (indirect)

IVANHOE ENERGY INTERNATIONAL VENTURES INC.
  (British Virgin Islands)..................................  100%

DIATOM PETROLEUM, INC. (Nevada).............................  100%

IVANHOE ENERGY INTERNATIONAL INC. (British Virgin
  Islands)..................................................  100%
  Kuban Petroleum (Cyprus) Limited (Cyprus).................  100% (indirect)
  Cedar Valley Petroleum (Cyprus) Limited (Cyprus)..........  100% (indirect)

SUNWING ENERGY INC. (Yukon).................................  100%
  Sunwing Holding Corporation (Barbados)....................  100% (indirect)
  Sunwing Energy Ltd. (Bermuda).............................  100% (indirect)
  Sunwing Management Limited (Hong Kong)....................  100% (indirect)
  Pan-China Resources Ltd. (British Virgin Islands).........  100% (indirect)
  Dagang Resources Ltd. (British Virgin Islands)............  100% (indirect)

IVANHOE ENERGY ADVISORY INC. (British Virgin Islands).......  100%

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